Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 7/1/2013 - 9/30/2013

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$112,478,126

All receipts received by the debtor
Cash Sales	267,700,000
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	267,700,000

Total of cash available	380,178,126

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(31,124,615)
Total Disbursements	(31,124,615)

Ending Cash Balance (1)	$349,053,511

Note (1): “Ending Cash Balance” presented here does not reflect cash in the bank. Cash in the bank is $129,096,463.19 net of intercompany payments.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson Vice President and Assistant Treasurer
Name/Title

November 7, 2013
Date

SuperMedia Bank Account Balances

Account	09/30/13
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	77,849,767.00
BAML4420	—
BAML5138	—
BAML5421	—
BAML9078	3,402,701.00
JPMC2840	—
JPMC4838	50,459,740.95
JPMC6202	—
JPMC6620	—
JPMC6639	—
JPMC3096	—
Net adjustment for outstanding pmts	(2,615,745.76)
Total Cash-in-bank (1)	129,096,463.19

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period: July 1, 2013 to September 30, 2013

SuperMedia LLC

Balance Sheet ( $ Thousands )

09/30/2013

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	129,096

Current Notes Receivable - Affiliate	2,288,490

Trade - Billed - Local	114,842
Trade - Billed - National	11,898
Trade - Billed - Subtotal	126,740
Other Receivables	3
Affiliate Accounts Receivable	23,103
Other Receivables - Subtotal	23,106
Allowance for Doubtful Accounts - Predecessor	(27,935)
Allowance for Doubtful Accounts - Successor	(3,637)
Allowance for Doubtful Accounts - Subtotal	(31,573)

Accounts Receivable (Net of Allowance)	118,274
Unbilled Receivable	96,016
Accrued Taxes Receivable	0
Deferred Directory Costs	64,947

Short Term Investments	0
Interest Receivable	17,849
Deferred Income Tax Benefit	0
Total Prepayments	7,972
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	9
Prepaid expenses and Other	25,830

Total Current Assets	2,722,653

Property, Plant, and Equipment	2,357
Accumulated Depreciation	(321)
Fixed Assets & Computer Software, net	2,035
Goodwill	0
Intangible Assets, net	524,443
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	193,080

TOTAL ASSETS	3,442,212

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period: July 1, 2013 to September 30, 2013

SuperMedia LLC

Balance Sheet ( $ Thousands )

09/30/2013

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	269,598

Accounts Payable - Nonaffiliate	(1,781)
Accounts Payable - Affiliate	215,090
Accounts Payables	213,310

Accrued Payroll	263
Accrued Payroll Taxes	0
Accrued Vacation	2,366
Accrued Medical and Other Insurance	3,666
Additional Employee Compensation Plans	21,637
Other Accrued Payroll Benefits	1,903
Accrued Salaries & Wages	29,836

Accrued General Taxes	11,280
Accrued Income Tax	(89,141)
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	(77,861)

Accrued Other Liabilities	2,255
Advanced Billing and Payments	7,561
Other Curr Liab - Other	6,275
Accounts Payable and Accrued Liabilities	181,374
Accrued Interest - Nonaffiliate	0
Deferred Revenue	30,467
Current Deferred Income Taxes	53,533

Total Current Liabilities and Current Maturity	534,972

Long Term Debt	0
Employee Benefit Obligations	65,281
Deferred Income Tax Liabilities	210,672
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	0

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	297,642
Retained Earnings	2,333,642
Accumulated Other Comp Income	0

Total Equity	2,631,287

TOTAL LIABILITIES AND EQUITY	3,442,212